Exhibit 99.1

GOOD HARBOR PARTNERS ACQUISITION CORP.

2101 Wilson Avenue, Suite 1000

Arlington, VA 22201

FOR IMMEDIATE RELEASE

Contact:

Ralph Sheridan, CEO

(781) 237-1014

Jeff Bernfeld, Counsel

(617) 527-1316

PRESS RELEASE

GHPAC ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT AND

CONFIRMS SPECIAL MEETING AND RECORD DATES

Arlington, VA – January 14, 2008—GOOD HARBOR PARTNERS ACQUISITION CORP. (“Company”) (OTC BB: GHBAA, GHBBB, GHBAW, GHBAZ) today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission and, as previously announced, shareholders of record as of January 11, 2008 are entitled to vote at the Special Meeting of Stockholders to be held on January 31, 2008 described in the proxy statement. The Company expects to commence mailing on or about January 14, 2008

In connection with the special meeting, investors and security holders are advised to read the definitive proxy statement, which contains important information about the special meeting. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Good Harbor at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by telephone: (703) 812-9199

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